UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 4, 2008, SM&A, a Delaware corporation, entered into indemnification agreements (the “Agreements”) with certain appointed officers and a new director as follows:

Peter Pace	Board of Directors
James R. Eckstaedt	Executive Vice President, Finance, Chief Financial Officer & Secretary
Irma Y. Eggert	Assistant Secretary
Roberta E. Britzman	Assistant Secretary
Kevin L. Reiners	Executive Vice President, Operations
Anna L. Aguirre	Senior Vice President, Human Resources
Daniel R. Hart	Vice President, Controller

A Form of Indemnification Agreement is filed hereto as Exhibit 10.1 to this Form 8-K. Each of the Agreements is in the same form as the others and confers upon the signatory certain rights of indemnification and payment of expenses by SM&A. Those rights include the right of indemnification to the fullest extent permitted by the Delaware General Corporation Law.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2008	SM&A

	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance
Chief Financial Officer